Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Abington Bancorp, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 11, 2001 included in this Form 10-K, into Abington Bancorp, Inc.'s previously filed Registration Statements on Form S-3 (File No. 333-20915) and Form S-8 (File Nos. 333-20961, 333-34987, 333-66227,
333-40298).

Boston, Massachusetts
March 16, 2001